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                                                         Exhibit j.



                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of RS Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
April 23, 2003

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 12, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the RS Money Market Fund, a diversified series of RS Investment Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 7, 2003 relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers, LLP

San Francisco, California
April 25, 2003